Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated September 7, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Versar, Inc., on Form 10-K, for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Versar, Inc., on Form S-8 to be filed on or about December 23, 2004.


/s/ Grant Thorton LLP

Vienna, Virginia
December 23, 2004